Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate July 30, 2025	Natalie M. Fischer Investor Relations 716-857-7315	Timothy J. Silverstein Chief Financial Officer 716-857-6987

NATIONAL FUEL REPORTS THIRD QUARTER FISCAL 2025 EARNINGS AND ANNOUNCES PRELIMINARY GUIDANCE FOR FISCAL 2026
WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2025 fiscal year.
FISCAL 2025 THIRD QUARTER SUMMARY
•GAAP earnings per share of $1.64 compared to a net loss $0.59 per share in the prior year.
•Adjusted earnings per share of $1.64 increased 66% compared to $0.99 per share in the prior year. See non-GAAP reconciliation on page 2.
•Exploration and Production adjusted operating results of $0.95 per share increased 157% versus the prior year, driven by lower per unit operating costs, higher realized natural gas prices, and strong well performance in the Eastern Development Area (“EDA”), which contributed to 112 Bcf of natural gas production, up 16% versus the prior year’s third quarter.
•The Pipeline and Storage segment achieved several development milestones for expansion projects during the quarter with the announcement of the Shippingport Lateral Project and the receipt of FERC approval for the Tioga Pathway Project, which remains on track for a late calendar 2026 in-service date.
•The Company generated $196 million in net cash provided by operating activities less net cash used in investing activities during the third quarter.
•The Company is revising the midpoint of its fiscal 2025 adjusted earnings per share guidance to a range of $6.80 to $6.95 per share and is initiating its fiscal 2026 preliminary earnings guidance which, based upon a NYMEX price of $4.00, is expected to increase 20% from fiscal 2025 (see Guidance Summary on page 7).

MANAGEMENT COMMENTARY

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel’s excellent third quarter reflects ongoing success across the Company. Our integrated upstream and gathering operations saw record production and throughput during the quarter and a continued improvement in capital efficiency, while our regulated Utility and Pipeline & Storage segments continue to see an uplift in earnings from recent ratemaking activities and organic investment opportunities.

“As we look forward to fiscal 2026, we expect to see significant earnings growth versus the prior year. This highlights the momentum in each of our businesses and the overall positive long-term outlook for natural gas. Strong well results in the EDA continue to confirm the depth of our best-in-class inventory and operational excellence in Northeast Pennsylvania, and underpin our mid-single-digit production growth expectations in the coming years. In addition, we have line of sight to further growth in our regulated businesses, supporting our 5% to 7% average annual rate base growth projections. Taken together, along with the broader tailwinds from growing demand for natural gas, National Fuel is well positioned to create meaningful value for shareholders in the years to come.”

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RETURN OF CAPITAL UPDATE

During the quarter, National Fuel announced that its Board of Directors approved a 4% increase in the Company’s dividend for an annual rate of $2.14 per share. This is our 55th consecutive year of dividend increases and the 123rd year of consecutive dividend payments, demonstrating the Company's commitment to returning cash to shareholders.

With respect to the Company’s share repurchase program, since March 2024, the Company repurchased approximately 2 million shares at an average weighted price of $59.70 per share. Consistent with our disciplined approach to capital allocation, which balances growth with return of capital to shareholders, during the quarter the Company paused repurchases as it evaluated various growth opportunities, preserving balance sheet flexibility.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended June 30,
	(Thousands)		(Per Share)
	2025	2024	2025	2024
Reported GAAP Earnings	$149,818	$(54,158)	$1.64	$(0.59)
Items impacting comparability:
Impairment of assets (E&P)	—	200,696	0.00	2.18
Tax impact of impairment of assets	—	(55,686)	0.00	(0.60)
Other (refer to Segment results for details)	(615)	873	—	—
Adjusted Operating Results	$149,203	$91,725	$1.64	$0.99

FISCAL 2025 GUIDANCE UPDATE

National Fuel is revising its adjusted earnings per share guidance for fiscal 2025 to a range of $6.80 to $6.95. This updated range incorporates our third quarter results as well as lower expected realized natural gas prices for the remaining three months, which is largely offset by expected higher production and lower unit costs in the Exploration and Production segment. The Company is assuming an average NYMEX natural gas price of $3.25 per MMBtu for the remaining three months of fiscal 2025, which approximates the current NYMEX forward curve at this time.

The Company’s other fiscal 2025 guidance assumptions are detailed in the table on page 7.

INITIATION OF FISCAL 2026 PRELIMINARY GUIDANCE

The Company is initiating preliminary earnings guidance for fiscal 2026 which it is providing at various NYMEX prices:

NYMEX Assumption ($/MMBtu)	Fiscal 2026 Adjusted Earnings Per Share Sensitivities
$3.00	$6.35 - $6.85
$4.00	$8.00 - $8.50
$5.00	$9.75 - $10.25

2026 OUTLOOK

•Seneca’s ongoing trend of improving capital efficiency is projected to continue in fiscal 2026 with capital expenditures expected to decrease by $20 million, or 4% at the midpoint, while production is expected to increase to a range of 440 to 455 Bcf, an increase of 6% at the midpoint.
•Regulated segment earnings are expected to increase as a result of ongoing modernization investments which are supported by recent ratemaking efforts, driven by Distribution’s three-year New York rate settlement that continues through fiscal 2027 and additional margin related to the Pennsylvania modernization tracker, or DSIC (Distribution System Improvement Charge).
•Combined Utility and Pipeline & Storage segment capital expenditures are expected to range between $395 and $455 million, an increase of $110 million from fiscal 2025 at midpoint of guidance, with continued investment in our longstanding modernization programs, as well as significant expansion-related spending on the Tioga Pathway and Shippingport Lateral projects driving meaningful rate base growth.
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Additional details on the Company’s updated forecast assumptions and business segment guidance for fiscal 2026 are outlined in the table on page 7.

DISCUSSION OF THIRD QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended June 30, 2025 is summarized in a tabular form on pages 8 and 9 of this report (earnings drivers for the nine months ended June 30, 2025 are summarized on pages 10 and 11). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines adjusted operating results as reported GAAP earnings adjusted for items impacting comparability, and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC (“Seneca”). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2025	2024	Variance
GAAP Earnings	$86,671	$(112,028)	$198,699
Impairment of assets	—	200,696	(200,696)
Tax impact of impairment of assets	—	(55,686)	55,686
Unrealized (gain) loss on derivative asset (2022 CA asset sale)	45	1,186	(1,141)
Tax impact of unrealized (gain) loss on derivative asset	(12)	(325)	313
Adjusted Operating Results	$86,704	$33,843	$52,861

Adjusted EBITDA	$202,488	$128,535	$73,953

Seneca’s third quarter GAAP earnings increased $198.7 million versus the prior year. GAAP earnings in the prior year included a non-cash, pre-tax ceiling test impairment of $200.7 million ($145.0 million after-tax) to write-down the carrying value of Seneca’s reserves under the full cost method of accounting. GAAP earnings also included the impact of unrealized losses related to reductions in the fair value of contingent consideration received in connection with the June 2022 divestiture of Seneca’s California assets.

Excluding items impacting comparability, Seneca’s adjusted operating results in the third quarter increased $52.9 million primarily due to higher realized natural gas prices and production, as well as lower per unit operating expenses.

During the third quarter, Seneca produced a Company record 112 Bcf of natural gas, an increase of 15 Bcf, or 16%, from the prior year. Two highly prolific Utica pads turned in line this year in the EDA’s Tioga County were the main drivers behind this increase in production.

Seneca’s weighted average realized natural gas price, after the impact of hedging and transportation costs, was $2.71 per Mcf, an increase of $0.43 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices and higher spot prices at local sales points in Pennsylvania.
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	Three Months Ended
	June 30,
(Cost per Mcf)	2025	2024	Variance
Lease Operating and Transportation Expense (“LOE”)	$0.66	$0.69	$(0.03)
General and Administrative Expense (“G&A”)	$0.17	$0.19	$(0.02)
Taxes and Other	$0.08	$0.08	$—
Total Cash Operating Costs	$0.91	$0.96	$(0.05)
Depreciation, Depletion and Amortization Expense (“DD&A”)	$0.62	$0.71	$(0.09)
Total Operating Costs	$1.53	$1.67	$(0.14)

On a per unit basis, third quarter total cash operating costs were lower compared to the prior year, primarily due to higher production. LOE included $61 million ($0.55 per Mcf), or 83% of total LOE, for gathering and compression service fees paid to the Company’s Gathering segment to connect Seneca’s production to sales points along interstate pipelines. DD&A for the quarter was $0.62 per Mcf, a decrease of $0.09 per Mcf from the prior year, largely due to ceiling test impairments recorded in prior quarters that lowered Seneca’s full cost pool depletable base.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2025	2024	Variance
GAAP Earnings	$28,857	$30,690	$(1,833)

Adjusted EBITDA	$67,019	$68,221	$(1,202)

The Pipeline and Storage segment’s third quarter GAAP earnings decreased $1.8 million versus the prior year primarily due to higher Operations and Maintenance ("O&M") expense. The increase in O&M expense was due largely to typical inflationary increases related to higher personnel costs and third-party contractors.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which delivers Seneca and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	June 30,
(in thousands)	2025	2024	Variance
GAAP Earnings	$29,996	$24,979	$5,017

Adjusted EBITDA	$55,923	$47,631	$8,292

The Gathering segment’s third quarter GAAP earnings increased $5.0 million versus the prior year primarily due to higher operating revenues, which increased $7.8 million, or 13%, primarily due to an increase in throughput from Seneca’s new wells located in Tioga County.

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Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution Corporation”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2025	2024	Variance
GAAP Earnings	$4,997	$2,559	$2,438

Adjusted EBITDA	$25,743	$21,047	$4,696

The Utility segment’s third quarter GAAP earnings increased $2.4 million, or 95%, primarily as a result of new rates approved in the Utility’s New York rate case settlement, which became effective October 1, 2024, partially offset by higher operating costs and interest expense.

For the quarter, customer margin (operating revenues less purchased gas sold) increased $8.4 million, primarily due to an increase in customer usage, due in part to colder weather, as well as an increase in rates as part of the New York rate case settlement. Other income increased $4.0 million, largely due to the New York rate settlement, which required the recognition of non-service pension and post-retirement benefit income and a corresponding reduction in new base rates, resulting in no effect on net income.

O&M expense increased $2.7 million primarily driven by higher personnel costs, partially offset by a reduction in uncollectible expenses as a result of a tracker implemented as part of the New York rate case settlement. DD&A expense increased by $1.6 million primarily due to higher average depreciable plant in service compared to the prior year. Further, interest expense increased $2.5 million primarily due to a higher average amount of net borrowings.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $0.7 million, which was largely consistent with the prior year.

EARNINGS TELECONFERENCE

A conference call to discuss the results will be held on Thursday, July 31, 2025, at 9 a.m. ET. All participants must pre-register to join this conference using the Participant Registration link. A webcast link to the conference call will be provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay will be available following the call through the end of the day, Thursday, August 7, 2025. To access the replay, dial 1-866-813-9403 and provide Access Code 592578.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Investor Contact:	Natalie M. Fischer	716-857-7315
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those
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discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in economic conditions, including the imposition of additional tariffs on U.S. imports and related retaliatory tariffs, inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; impairments under the SEC’s full cost ceiling test for natural gas reserves; changes in the price of natural gas; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; the Company’s ability to complete strategic transactions; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches, including the impact of issues that may arise from the use of artificial intelligence technologies; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its adjusted earnings per share guidance for fiscal 2025. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

The revised adjusted earnings per share guidance range excludes certain items that impacted the comparability of adjusted operating results during the nine months ended June 30, 2025, including: (1) the after tax impairment of assets, which reduced earnings by $1.14 per share; (2) after-tax premiums paid on early redemptions of debt, which reduced earnings by $0.02 per share; (3) after-tax unrealized losses on a derivative asset, which reduced earnings by $0.01 per share; and (4) after-tax unrealized losses on other investments, which reduced earnings by $0.02 per share. While the Company expects to record certain adjustments to unrealized gain or loss on investments during the remaining three months ending September 30, 2025, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2025 Guidance	Preliminary FY 2026 Guidance

Consolidated Adjusted Earnings per Share	$6.80 to $6.95	See sensitivity table on p.2
Consolidated Effective Tax Rate	~ 25.5%	~ 25.5%

Capital Expenditures (Millions)
Exploration and Production	$500 - $510	$470 - $500
Pipeline and Storage	$120 - $140	$210 - $250
Gathering	$95 - $110	$90 - $110
Utility	$175 - $195	$185 - $205
Consolidated Capital Expenditures	$890 - $955	$955 - $1,065

Exploration and Production Segment Guidance

Commodity Price Assumptions	(remaining three months)
NYMEX natural gas price (per MMBtu)	$3.25	$3.00 / $4.00 / $5.00
Appalachian basin spot price (per MMBtu)	$2.50	$2.30 / $3.10 / $3.90

Production (Bcf)	420 to 425	440 to 455

E&P Operating Costs ($/Mcf)
LOE	$0.67 - $0.68	$0.67 - $0.68
G&A	~$0.18	~$0.18
DD&A	$0.63 - $0.65	$0.65 - $0.69

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$255 - $260	$245 - $255
Pipeline and Storage Segment Revenues	$420 - $430	$415 - $430

Utility Segment Guidance (Millions)
Customer Margin*	$450 - $460	$470 - $490
O&M Expense	$240 - $245	$250 – $260
Non-Service Pension & OPEB Income	$23 - $27	$23 - $27

* Customer Margin is defined as Operating Revenues less Purchased Gas Expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2025
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2024 GAAP earnings	$(112,028)	$30,690	$24,979	$2,559	$(358)	$(54,158)
Items impacting comparability:
Impairment of assets	200,696					200,696
Tax impact of impairment of assets	(55,686)					(55,686)
Unrealized (gain) loss on derivative asset	1,186					1,186
Tax impact of unrealized (gain) loss on derivative asset	(325)					(325)
Unrealized (gain) loss on other investments					15	15
Tax impact of unrealized (gain) loss on other investments					(3)	(3)
Third quarter 2024 adjusted operating results	33,843	30,690	24,979	2,559	(346)	91,725
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	27,144					27,144
Higher (lower) realized natural gas prices, after hedging	38,281					38,281
Midstream Revenues
Higher (lower) operating revenues			6,125			6,125
Downstream Margins***
Impact of usage and weather				2,738		2,738
Impact of new rates in New York				2,788		2,788
Regulatory revenue adjustments				670		670
Operating Expenses
Lower (higher) lease operating and transportation expenses	(5,747)					(5,747)
Lower (higher) operating expenses		(1,687)		(2,126)	(1,463)	(5,276)
Lower (higher) property, franchise and other taxes	(1,636)					(1,636)
Lower (higher) depreciation / depletion			(882)	(1,242)		(2,124)
Other Income (Expense)
Higher (lower) other income	(531)	(1,238)		3,169	1,352	2,752
(Higher) lower interest expense	589	510		(2,007)	(1,616)	(2,524)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(5,564)	(39)	(178)	(1,190)	710	(6,261)

All other / rounding	325	621	(48)	(362)	12	548
Third quarter 2025 adjusted operating results	86,704	28,857	29,996	4,997	(1,351)	149,203
Items impacting comparability:
Unrealized gain (loss) on derivative asset	(45)					(45)
Tax impact of unrealized gain (loss) on derivative asset	12					12
Unrealized gain (loss) on other investments					820	820
Tax impact of unrealized gain (loss) on other investments					(172)	(172)
Third quarter 2025 GAAP earnings	$86,671	$28,857	$29,996	$4,997	$(703)	$149,818

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2025
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2024 GAAP earnings per share	$(1.22)	$0.33	$0.27	$0.03	$—	$(0.59)
Items impacting comparability:
Impairment of assets, net of tax	1.58					1.58
Unrealized (gain) loss on derivative asset, net of tax	0.01					0.01
Unrealized (gain) loss on other investments, net of tax					—	—
Rounding					(0.01)	(0.01)
Third quarter 2024 adjusted operating results per share	0.37	0.33	0.27	0.03	(0.01)	0.99
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.30					0.30
Higher (lower) realized natural gas prices, after hedging	0.42					0.42
Midstream Revenues
Higher (lower) operating revenues			0.07			0.07
Downstream Margins***
Impact of usage and weather				0.03		0.03
Impact of new rates in New York				0.03		0.03
Regulatory revenue adjustments				0.01		0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.06)					(0.06)
Lower (higher) operating expenses		(0.02)		(0.02)	(0.02)	(0.06)
Lower (higher) property, franchise and other taxes	(0.02)					(0.02)
Lower (higher) depreciation / depletion			(0.01)	(0.01)		(0.02)
Other Income (Expense)
Higher (lower) other income	(0.01)	(0.01)		0.03	0.01	0.02
(Higher) lower interest expense	0.01	0.01		(0.02)	(0.02)	(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.06)	—	—	(0.01)	0.01	(0.06)

All other / rounding	—	0.01	—	(0.02)	0.02	0.01
Third quarter 2025 adjusted operating results per share	0.95	0.32	0.33	0.05	(0.01)	1.64
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	—					—
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
Rounding					(0.01)	(0.01)
Third quarter 2025 GAAP earnings per share	$0.95	$0.32	$0.33	$0.05	$(0.01)	$1.64

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2025
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*
Nine months ended June 30, 2024 GAAP earnings	$2,521	$85,482	$82,510	$73,848	$773	$245,134
Items impacting comparability:
Impairment of assets	200,696					200,696
Tax impact of impairment of assets	(55,686)					(55,686)
Unrealized (gain) loss on derivative asset	4,848					4,848
Tax impact of unrealized (gain) loss on derivative asset	(1,330)					(1,330)
Unrealized (gain) loss on other investments					(1,803)	(1,803)
Tax impact of unrealized (gain) loss on other investments					379	379
Nine months ended June 30, 2024 adjusted operating results	151,049	85,482	82,510	73,848	(651)	392,238
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	28,414					28,414
Higher (lower) realized natural gas prices, after hedging	70,158					70,158
Midstream Revenues
Higher (lower) operating revenues		12,241	5,793			18,034
Downstream Margins***
Impact of usage and weather				5,423		5,423
Impact of new rates in New York				25,230		25,230
Higher (lower) other operating revenues				(1,400)		(1,400)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(5,810)					(5,810)
Lower (higher) operating expenses	(1,490)	(3,790)	(751)	(6,700)	(1,740)	(14,471)
Lower (higher) property, franchise and other taxes	(2,381)					(2,381)
Lower (higher) depreciation / depletion	13,760		(2,684)	(2,551)		8,525
Other Income (Expense)
Higher (lower) other income	(2,420)	(1,840)		14,888	3,653	14,281
(Higher) lower interest expense		838	(1,648)	(5,686)	(4,780)	(11,276)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(7,902)	(286)	727	(2,318)	755	(9,024)

All other / rounding	555	374	234	306	67	1,536
Nine months ended June 30, 2025 adjusted operating results	243,933	93,019	84,181	101,040	(2,696)	519,477
Items impacting comparability:
Impairment of assets	(141,802)					(141,802)
Tax impact of impairment of assets	37,169					37,169
Premiums paid on early redemption of debt	(1,430)		(955)			(2,385)
Tax impact of premiums paid on early redemption of debt	385		257			642
Unrealized gain (loss) on derivative asset	(729)					(729)
Tax impact of unrealized gain (loss) on derivative asset	196					196
Unrealized gain (loss) on other investments					(1,780)	(1,780)
Tax impact of unrealized gain (loss) on other investments					374	374
Nine months ended June 30, 2025 GAAP earnings	$137,722	$93,019	$83,483	$101,040	$(4,102)	$411,162

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2025
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Nine months ended June 30, 2024 GAAP earnings per share	$0.03	$0.92	$0.89	$0.80	$0.01	$2.65
Items impacting comparability:
Impairment of assets, net of tax	1.57					1.57
Unrealized (gain) loss on derivative asset, net of tax	0.04					0.04
Unrealized (gain) loss on other investments, net of tax					(0.02)	(0.02)
Rounding	(0.01)				0.01	—
Nine months ended June 30, 2024 adjusted operating results per share	1.63	0.92	0.89	0.80	—	4.24
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.31					0.31
Higher (lower) realized natural gas prices, after hedging	0.77					0.77
Midstream Revenues
Higher (lower) operating revenues		0.13	0.06			0.19
Downstream Margins***
Impact of usage and weather				0.06		0.06
Impact of new rates in New York				0.28		0.28
Higher (lower) other operating revenues				0.01		0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.06)					(0.06)
Lower (higher) operating expenses	(0.02)	(0.04)	(0.01)	(0.07)	(0.02)	(0.16)
Lower (higher) property, franchise and other taxes	(0.03)					(0.03)
Lower (higher) depreciation / depletion	0.15		(0.03)	(0.03)		0.09
Other Income (Expense)
Higher (lower) other income	(0.03)	(0.02)		0.16	0.04	0.15
(Higher) lower interest expense		0.01	(0.02)	(0.06)	(0.05)	(0.12)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.09)	—	0.01	(0.03)	0.01	(0.10)

Impact of reduction in shares	0.03	0.01	0.01	0.01	—	0.06
All other / rounding	0.01	0.01	0.01	(0.02)	(0.01)	—
Nine months ended June 30, 2025 adjusted operating results per share	2.67	1.02	0.92	1.11	(0.03)	5.69
Items impacting comparability:
Impairment of assets, net of tax	(1.14)					(1.14)
Premiums paid on early redemption of debt, net of tax	(0.01)		(0.01)			(0.02)
Unrealized gain (loss) on derivative asset, net of tax	(0.01)					(0.01)
Unrealized gain (loss) on other investments, net of tax					(0.02)	(0.02)
Rounding					0.01	0.01
Nine months ended June 30, 2025 GAAP earnings per share	$1.51	$1.02	$0.91	$1.11	$(0.04)	$4.51

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2025	2024	2025	2024
Operating Revenues:
Utility Revenues	$157,446	$124,858	$729,445	$616,977
Exploration and Production and Other Revenues	303,883	220,905	864,701	739,537
Pipeline and Storage and Gathering Revenues	70,501	71,679	217,116	216,228
	531,830	417,442	1,811,262	1,572,742
Operating Expenses:
Purchased Gas	27,986	4,952	228,661	167,444
Operation and Maintenance:
Utility	56,053	53,412	174,744	166,405
Exploration and Production and Other	35,272	35,148	103,874	102,768
Pipeline and Storage and Gathering	41,679	40,019	119,982	114,321
Property, Franchise and Other Taxes	24,180	21,201	71,450	66,635
Depreciation, Depletion and Amortization	116,408	113,454	337,055	348,179
Impairment of Assets	—	200,696	141,802	200,696
	301,578	468,882	1,177,568	1,166,448

Operating Income (Loss)	230,252	(51,440)	633,694	406,294

Other Income (Expense):
Other Income (Deductions)	8,534	3,188	31,486	12,989
Interest Expense on Long-Term Debt	(34,333)	(32,876)	(107,356)	(89,791)
Other Interest Expense	(3,556)	(1,341)	(13,033)	(14,250)

Income (Loss) Before Income Taxes	200,897	(82,469)	544,791	315,242

Income Tax Expense (Benefit)	51,079	(28,311)	133,629	70,108

Net Income (Loss) Available for Common Stock	$149,818	$(54,158)	$411,162	$245,134

Earnings (Loss) Per Common Share
Basic	$1.66	$(0.59)	$4.54	$2.67
Diluted	$1.64	$(0.59)	$4.51	$2.65

Weighted Average Common Shares:
Used in Basic Calculation	90,358,018	91,874,049	90,546,228	91,966,034
Used in Diluted Calculation	91,139,556	91,874,049	91,247,547	92,467,787

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2025	2024
ASSETS
Property, Plant and Equipment	$15,044,963	$14,524,798
Less - Accumulated Depreciation, Depletion and Amortization	7,588,956	7,185,593
Net Property, Plant and Equipment	7,456,007	7,339,205
Current Assets:
Cash and Temporary Cash Investments	39,317	38,222
Receivables - Net	222,515	127,222
Unbilled Revenue	15,347	15,521
Gas Stored Underground	12,810	35,055
Materials and Supplies - at average cost	51,022	47,670
Unrecovered Purchased Gas Costs	2,903	—
Other Current Assets	64,241	92,229
Total Current Assets	408,155	355,919
Other Assets:
Recoverable Future Taxes	90,493	80,084
Unamortized Debt Expense	6,701	5,604
Other Regulatory Assets	124,300	108,022
Deferred Charges	71,426	69,662
Other Investments	73,764	81,705
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	199,286	180,230
Fair Value of Derivative Financial Instruments	2,394	87,905
Other	8,158	5,958
Total Other Assets	581,998	624,646
Total Assets	$8,446,160	$8,319,770
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 90,355,956 Shares and 91,005,993 Shares, Respectively	$90,356	$91,006
Paid in Capital	1,047,406	1,045,487
Earnings Reinvested in the Business	1,953,533	1,727,326
Accumulated Other Comprehensive Loss	(115,807)	(15,476)
Total Comprehensive Shareholders' Equity	2,975,488	2,848,343
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,381,852	2,188,243
Total Capitalization	5,357,340	5,036,586
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	61,500	90,700
Current Portion of Long-Term Debt	300,000	500,000
Accounts Payable	123,131	165,068
Amounts Payable to Customers	24,275	42,720
Dividends Payable	48,340	46,872
Interest Payable on Long-Term Debt	39,060	27,247
Customer Advances	—	19,373
Customer Security Deposits	28,739	36,265
Other Accruals and Current Liabilities	207,179	162,903
Fair Value of Derivative Financial Instruments	57,673	4,744
Total Current and Accrued Liabilities	889,897	1,095,892
Other Liabilities:
Deferred Income Taxes	1,153,427	1,111,165
Taxes Refundable to Customers	297,602	305,645
Cost of Removal Regulatory Liability	302,932	292,477
Other Regulatory Liabilities	137,025	151,452
Other Post-Retirement Liabilities	3,393	3,511
Asset Retirement Obligations	188,305	203,006
Other Liabilities	116,239	120,036
Total Other Liabilities	2,198,923	2,187,292
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,446,160	$8,319,770

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2025	2024

Operating Activities:
Net Income Available for Common Stock	$411,162	$245,134
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Assets	141,802	200,696
Depreciation, Depletion and Amortization	337,055	348,179
Deferred Income Taxes	60,754	47,212
Premiums Paid on Early Redemption of Debt	2,385	—
Stock-Based Compensation	15,721	15,984
Other	19,296	18,542
Change in:
Receivables and Unbilled Revenue	(95,254)	5,253
Gas Stored Underground and Materials and Supplies	18,803	18,981
Unrecovered Purchased Gas Costs	(2,903)	—
Other Current Assets	28,038	17,431
Accounts Payable	1,744	(13,705)
Amounts Payable to Customers	(18,445)	3,550
Customer Advances	(19,373)	(21,003)
Customer Security Deposits	(7,526)	7,910
Other Accruals and Current Liabilities	44,283	23,846
Other Assets	(35,348)	(35,346)
Other Liabilities	(39,918)	(14,649)
Net Cash Provided by Operating Activities	$862,276	$868,015

Investing Activities:
Capital Expenditures	$(627,316)	$(684,200)
Other	9,352	(1,371)
Net Cash Used in Investing Activities	$(617,964)	$(685,571)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	(29,200)	(287,500)
Shares Repurchased Under Repurchase Plan	(54,430)	(27,847)
Reduction of Long-Term Debt	(1,004,086)	—
Net Proceeds From Issuance of Long-Term Debt	988,731	299,396
Dividends Paid on Common Stock	(140,098)	(136,610)
Net Repurchases of Common Stock Under Stock and Benefit Plans	(4,134)	(3,916)
Net Cash Used in Financing Activities	$(243,217)	$(156,477)

Net Increase in Cash and Cash Equivalents	1,095	25,967
Cash and Cash Equivalents at Beginning of Period	38,222	55,447
Cash and Cash Equivalents at June 30	$39,317	$81,414

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2025	2024	Variance	2025	2024	Variance
Total Operating Revenues	$303,883	$220,905	$82,978	$864,701	$739,537	$125,164
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	18,602	18,213	389	56,776	53,170	3,606
Lease Operating and Transportation Expense	73,856	66,581	7,275	210,671	203,317	7,354
All Other Operation and Maintenance Expense	3,816	4,526	(710)	10,994	12,714	(1,720)
Property, Franchise and Other Taxes	5,121	3,050	2,071	12,778	9,764	3,014
Depreciation, Depletion and Amortization	68,848	68,778	70	196,773	214,191	(17,418)
Impairment of Assets	—	200,696	(200,696)	141,802	200,696	(58,894)
	170,243	361,844	(191,601)	629,794	693,852	(64,058)

Operating Income (Loss)	133,640	(140,939)	274,579	234,907	45,685	189,222

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	37	100	(63)	111	301	(190)
Interest and Other Income (Deductions)	44	(488)	532	416	(830)	1,246
Interest Expense on Long-Term Debt	—	—	—	(1,949)	—	(1,949)
Other Interest Expense	(13,925)	(14,670)	745	(44,215)	(45,046)	831
Income (Loss) Before Income Taxes	119,796	(155,997)	275,793	189,270	110	189,160
Income Tax Expense (Benefit)	33,125	(43,969)	77,094	51,548	(2,411)	53,959
Net Income (Loss)	$86,671	$(112,028)	$198,699	$137,722	$2,521	$135,201
Net Income (Loss) Per Share (Diluted)	$0.95	$(1.22)	$2.17	$1.51	$0.03	$1.48

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$67,982	$68,035	$(53)	$207,916	$204,071	$3,845
Intersegment Revenues	37,597	37,384	213	113,849	103,781	10,068
Total Operating Revenues	105,579	105,419	160	321,765	307,852	13,913
Operating Expenses:
Purchased Gas	(164)	614	(778)	(42)	1,540	(1,582)
Operation and Maintenance	30,264	28,128	2,136	87,940	83,142	4,798
Property, Franchise and Other Taxes	8,460	8,456	4	25,727	25,776	(49)
Depreciation, Depletion and Amortization	18,601	18,453	148	55,733	56,157	(424)
	57,161	55,651	1,510	169,358	166,615	2,743

Operating Income	48,418	49,768	(1,350)	152,407	141,237	11,170

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	952	1,257	(305)	2,857	3,772	(915)
Interest and Other Income	1,111	2,362	(1,251)	4,945	6,340	(1,395)
Interest Expense	(11,209)	(11,855)	646	(34,637)	(35,698)	1,061
Income Before Income Taxes	39,272	41,532	(2,260)	125,572	115,651	9,921
Income Tax Expense	10,415	10,842	(427)	32,553	30,169	2,384
Net Income	$28,857	$30,690	$(1,833)	$93,019	$85,482	$7,537
Net Income Per Share (Diluted)	$0.32	$0.33	$(0.01)	$1.02	$0.92	$0.10

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$2,519	$3,644	$(1,125)	$9,200	$12,157	$(2,957)
Intersegment Revenues	65,354	56,476	8,878	184,834	174,544	10,290
Total Operating Revenues	67,873	60,120	7,753	194,034	186,701	7,333
Operating Expenses:
Operation and Maintenance	11,929	12,382	(453)	33,633	32,682	951
Property, Franchise and Other Taxes	21	107	(86)	(206)	224	(430)
Depreciation, Depletion and Amortization	10,848	9,732	1,116	32,197	28,800	3,397
	22,798	22,221	577	65,624	61,706	3,918

Operating Income	45,075	37,899	7,176	128,410	124,995	3,415

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit (Costs)	(1)	9	(10)	(1)	28	(29)
Interest and Other Income	—	113	(113)	152	257	(105)
Interest Expense on Long-Term Debt	—	—	—	(1,334)	—	(1,334)
Other Interest Expense	(3,870)	(3,393)	(477)	(12,531)	(10,824)	(1,707)
Income Before Income Taxes	41,204	34,628	6,576	114,696	114,456	240
Income Tax Expense	11,208	9,649	1,559	31,213	31,946	(733)
Net Income	$29,996	$24,979	$5,017	$83,483	$82,510	$973
Net Income Per Share (Diluted)	$0.33	$0.27	$0.06	$0.91	$0.89	$0.02

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$157,446	$124,858	$32,588	$729,445	$616,977	$112,468
Intersegment Revenues	77	86	(9)	279	479	(200)
Total Operating Revenues	157,523	124,944	32,579	729,724	617,456	112,268
Operating Expenses:
Purchased Gas	64,292	40,096	24,196	337,541	264,983	72,558
Operation and Maintenance	57,039	54,349	2,690	177,742	169,261	8,481
Property, Franchise and Other Taxes	10,449	9,452	997	32,761	30,471	2,290
Depreciation, Depletion and Amortization	17,945	16,373	1,572	51,908	48,678	3,230
	149,725	120,270	29,455	599,952	513,393	86,559

Operating Income	7,798	4,674	3,124	129,772	104,063	25,709

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	5,328	462	4,866	23,498	1,788	21,710
Interest and Other Income	628	1,485	(857)	1,869	4,735	(2,866)
Interest Expense	(10,958)	(8,417)	(2,541)	(32,601)	(25,402)	(7,199)
Income (Loss) Before Income Taxes	2,796	(1,796)	4,592	122,538	85,184	37,354
Income Tax Expense (Benefit)	(2,201)	(4,355)	2,154	21,498	11,336	10,162
Net Income	$4,997	$2,559	$2,438	$101,040	$73,848	$27,192
Net Income Per Share (Diluted)	$0.05	$0.03	$0.02	$1.11	$0.80	$0.31

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2025	2024	Variance	2025	2024	Variance
Total Operating Revenues	$—	$—	$—	$—	$—	$—
Operating Expenses:
Operation and Maintenance	—	—	—	—	—	—
	—	—	—	—	—	—

Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Income (Deductions)	(131)	(65)	(66)	(489)	(184)	(305)
Interest Expense	(141)	(97)	(44)	(389)	(262)	(127)
Loss before Income Taxes	(272)	(162)	(110)	(878)	(446)	(432)
Income Tax Benefit	(63)	(38)	(25)	(204)	(105)	(99)
Net Loss	$(209)	$(124)	$(85)	$(674)	$(341)	$(333)
Net Loss Per Share (Diluted)	$—	$—	$—	$(0.01)	$—	$(0.01)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	1,341	1,285	56	4,024	3,856	168
Total Operating Revenues	1,341	1,285	56	4,024	3,856	168
Operating Expenses:
Operation and Maintenance	5,725	3,873	1,852	14,992	12,789	2,203
Property, Franchise and Other Taxes	129	136	(7)	390	400	(10)
Depreciation, Depletion and Amortization	166	118	48	444	353	91
	6,020	4,127	1,893	15,826	13,542	2,284

Operating Loss	(4,679)	(2,842)	(1,837)	(11,802)	(9,686)	(2,116)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(212)	(386)	174	(635)	(1,161)	526
Interest and Other Income	41,073	39,025	2,048	123,918	120,288	3,630
Interest Expense on Long-Term Debt	(34,333)	(32,876)	(1,457)	(104,073)	(89,791)	(14,282)
Other Interest Expense	(3,748)	(3,595)	(153)	(13,815)	(19,363)	5,548
Income (Loss) before Income Taxes	(1,899)	(674)	(1,225)	(6,407)	287	(6,694)
Income Tax Benefit	(1,405)	(440)	(965)	(2,979)	(827)	(2,152)
Net Income (Loss)	$(494)	$(234)	$(260)	$(3,428)	$1,114	$(4,542)
Net Income (Loss) Per Share (Diluted)	$(0.01)	$—	$(0.01)	$(0.03)	$0.01	$(0.04)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2025	2024	Variance	2025	2024	Variance
Intersegment Revenues	$(104,369)	$(95,231)	$(9,138)	$(302,986)	$(282,660)	$(20,326)
Operating Expenses:
Purchased Gas	(36,142)	(35,758)	(384)	(108,838)	(99,079)	(9,759)
Operation and Maintenance	(68,227)	(59,473)	(8,754)	(194,148)	(183,581)	(10,567)
	(104,369)	(95,231)	(9,138)	(302,986)	(282,660)	(20,326)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(40,295)	(40,686)	391	(125,155)	(122,345)	(2,810)
Interest Expense	40,295	40,686	(391)	125,155	122,345	2,810
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2025		2024		(Decrease)	2025		2024		(Decrease)

Capital Expenditures:
Exploration and Production	$123,369	(1)	$114,679	(3)	$8,690	$354,355	(1)(2)	$399,820	(3)(4)	$(45,465)
Pipeline and Storage	22,700	(1)	26,212	(3)	(3,512)	58,117	(1)(2)	68,791	(3)(4)	(10,674)
Gathering	26,638	(1)	29,570	(3)	(2,932)	58,164	(1)(2)	69,088	(3)(4)	(10,924)
Utility	50,025	(1)	49,257	(3)	768	128,322	(1)(2)	117,508	(3)(4)	10,814
Total Reportable Segments	222,732		219,718		3,014	598,958		655,207		(56,249)
All Other	—		—		—	—		—		—
Corporate	138		71		67	518		253		265
Eliminations	—		—		—	(3,520)		—		(3,520)
Total Capital Expenditures	$222,870		$219,789		$3,081	$595,956		$655,460		$(59,504)

(1)Capital expenditures for the quarter and nine months ended June 30, 2025, include accounts payable and accrued liabilities related to capital expenditures of $61.5 million, $5.7 million, $11.6 million, and $9.8 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2025, since they represent non-cash investing activities at that date.
(2)Capital expenditures for the nine months ended June 30, 2025, exclude capital expenditures of $63.3 million, $14.4 million, $21.7 million and $20.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2024 and paid during the nine months ended June 30, 2025. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2024, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2025.
(3)Capital expenditures for the quarter and nine months ended June 30, 2024, include accounts payable and accrued liabilities related to capital expenditures of $50.9 million, $7.0 million, $14.6 million, and $8.0 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were excluded from the Consolidated Statement of Cash Flows at June 30, 2024, since they represented non-cash investing activities at that date.
(4)Capital expenditures for the nine months ended June 30, 2024, exclude capital expenditures of $43.2 million, $31.8 million, $20.6 million and $13.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2023 and paid during the nine months ended June 30, 2024. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2023, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2024.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended June 30,	Normal	2025	2024	Normal (1)	Last Year (1)
Buffalo, NY(2)	843	825	565	(2.1)	46.0
Erie, PA	776	813	519	4.8	56.6

Nine Months Ended June 30,
Buffalo, NY(2)	6,195	5,825	5,128	(6.0)	13.6
Erie, PA	5,693	5,527	4,759	(2.9)	16.1

(1)Percents compare actual 2025 degree days to normal degree days and actual 2025 degree days to actual 2024 degree days.
(2)Normal degree days changed from NOAA 30-year degree days to NOAA 15-year degree days with the implementation of new base rates in New York effective October 2024.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	111,588	96,504	15,084	314,819	300,144	14,675

Average Prices (Per Mcf)
Weighted Average	$2.69	$1.50	$1.19	$2.66	$1.93	$0.73
Weighted Average after Hedging	$2.71	$2.28	$0.43	$2.73	$2.45	$0.28

Selected Operating Performance Statistics:
General and Administrative Expense per Mcf (1)	$0.17	$0.19	$(0.02)	$0.18	$0.18	$—
Lease Operating and Transportation Expense per Mcf (1)(2)	$0.66	$0.69	$(0.03)	$0.67	$0.68	$(0.01)
Depreciation, Depletion and Amortization per Mcf (1)	$0.62	$0.71	$(0.09)	$0.63	$0.71	$(0.08)

(1)Refer to page 15 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.56 and $0.59 per Mcf for the three months ended June 30, 2025 and June 30, 2024, respectively. Amounts include transportation expense of $0.57 per Mcf for the nine months ended June 30, 2025 and June 30, 2024.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
Firm Transportation - Affiliated	20,123	18,377	1,746	101,233	92,433	8,800
Firm Transportation - Non-Affiliated	158,910	150,133	8,777	515,411	498,435	16,976
Interruptible Transportation	149	118	31	665	1,508	(843)
	179,182	168,628	10,554	617,309	592,376	24,933

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
Gathered Volume	133,271	118,445	14,826	384,003	367,832	16,171

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
Retail Sales:
Residential Sales	10,151	8,123	2,028	60,738	53,168	7,570
Commercial Sales	1,658	1,308	350	9,997	8,401	1,596
Industrial Sales	93	62	31	594	389	205
	11,902	9,493	2,409	71,329	61,958	9,371
Transportation	13,853	12,819	1,034	55,881	52,984	2,897
	25,755	22,312	3,443	127,210	114,942	12,268

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding adjusted operating results, adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines adjusted operating results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to adjusted operating results for the three and nine months ended June 30, 2025 and 2024:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2025	2024	2025	2024
Reported GAAP Earnings	$149,818	$(54,158)	$411,162	$245,134
Items impacting comparability:
Impairment of assets (E&P)	—	200,696	141,802	200,696
Tax impact of impairment of assets	—	(55,686)	(37,169)	(55,686)
Premiums paid on early redemption of debt (E&P / Midstream)	—	—	2,385	—
Tax impact of premiums paid on early redemption of debt	—	—	(642)	—
Unrealized (gain) loss on derivative asset (E&P)	45	1,186	729	4,848
Tax impact of unrealized (gain) loss on derivative asset	(12)	(325)	(196)	(1,330)
Unrealized (gain) loss on other investments (Corporate / All Other)	(820)	15	1,780	(1,803)
Tax impact of unrealized (gain) loss on other investments	172	(3)	(374)	379
Adjusted Operating Results	$149,203	$91,725	$519,477	$392,238

Reported GAAP Earnings Per Share	$1.64	$(0.59)	$4.51	$2.65
Items impacting comparability:
Impairment of assets, net of tax (E&P)	—	1.58	1.14	1.57
Premiums paid on early redemption of debt, net of tax (E&P / Midstream)	—	—	0.02	—
Unrealized (gain) loss on derivative asset, net of tax (E&P)	—	0.01	0.01	0.04
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	—	0.02	(0.02)
Rounding	0.01	(0.01)	(0.01)	—
Adjusted Operating Results Per Share	$1.64	$0.99	$5.69	$4.24

Management defines adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to adjusted EBITDA for the three and nine months ended June 30, 2025 and 2024:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2025	2024	2025	2024
Reported GAAP Earnings	$149,818	$(54,158)	$411,162	$245,134
Depreciation, Depletion and Amortization	116,408	113,454	337,055	348,179
Other (Income) Deductions	(8,534)	(3,188)	(31,486)	(12,989)
Interest Expense	37,889	34,217	120,389	104,041
Income Taxes	51,079	(28,311)	133,629	70,108
Impairment of Assets	—	200,696	141,802	200,696
Adjusted EBITDA	$346,660	$262,710	$1,112,551	$955,169

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$67,019	$68,221	$208,140	$197,394
Gathering Adjusted EBITDA	55,923	47,631	160,607	153,795
Total Midstream Businesses Adjusted EBITDA	122,942	115,852	368,747	351,189
Exploration and Production Adjusted EBITDA	202,488	128,535	573,482	460,572
Utility Adjusted EBITDA	25,743	21,047	181,680	152,741
Corporate and All Other Adjusted EBITDA	(4,513)	(2,724)	(11,358)	(9,333)
Total Adjusted EBITDA	$346,660	$262,710	$1,112,551	$955,169

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2025	2024	2025	2024
Exploration and Production Segment
Reported GAAP Earnings	$86,671	$(112,028)	$137,722	$2,521
Depreciation, Depletion and Amortization	68,848	68,778	196,773	214,191
Other (Income) Deductions	(81)	388	(527)	529
Interest Expense	13,925	14,670	46,164	45,046
Income Taxes	33,125	(43,969)	51,548	(2,411)
Impairment of Assets	—	200,696	141,802	200,696
Adjusted EBITDA	$202,488	$128,535	$573,482	$460,572

Pipeline and Storage Segment
Reported GAAP Earnings	$28,857	$30,690	$93,019	$85,482
Depreciation, Depletion and Amortization	18,601	18,453	55,733	56,157
Other (Income) Deductions	(2,063)	(3,619)	(7,802)	(10,112)
Interest Expense	11,209	11,855	34,637	35,698
Income Taxes	10,415	10,842	32,553	30,169
Adjusted EBITDA	$67,019	$68,221	$208,140	$197,394

Gathering Segment
Reported GAAP Earnings	$29,996	$24,979	$83,483	$82,510
Depreciation, Depletion and Amortization	10,848	9,732	32,197	28,800
Other (Income) Deductions	1	(122)	(151)	(285)
Interest Expense	3,870	3,393	13,865	10,824
Income Taxes	11,208	9,649	31,213	31,946
Adjusted EBITDA	$55,923	$47,631	$160,607	$153,795

Utility Segment
Reported GAAP Earnings	$4,997	$2,559	$101,040	$73,848
Depreciation, Depletion and Amortization	17,945	16,373	51,908	48,678
Other (Income) Deductions	(5,956)	(1,947)	(25,367)	(6,523)
Interest Expense	10,958	8,417	32,601	25,402
Income Taxes	(2,201)	(4,355)	21,498	11,336
Adjusted EBITDA	$25,743	$21,047	$181,680	$152,741

Corporate and All Other
Reported GAAP Earnings	$(703)	$(358)	$(4,102)	$773
Depreciation, Depletion and Amortization	166	118	444	353
Other (Income) Deductions	(435)	2,112	2,361	3,402
Interest Expense	(2,073)	(4,118)	(6,878)	(12,929)
Income Taxes	(1,468)	(478)	(3,183)	(932)
Adjusted EBITDA	$(4,513)	$(2,724)	$(11,358)	$(9,333)

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The Company is unable to provide a reconciliation of any projected free cash flow measure to its comparable GAAP financial measure without unreasonable efforts. This is due to an inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.